UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2022

MALACHITE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	MLCT	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On May 10, 2022, Malachite Innovations, Inc. (the “Company”) entered into a securities purchase agreement (the “Indemnity National Agreement”) with Indemnity National Insurance Company (“Indemnity National”) providing for the issuance and sale by the Company to Indemnity National of (i) 13,333,333 shares of the Company’s common stock (the “Indemnity National Shares”) at a price of $0.15 per share and (ii) warrants to purchase up to an additional 13,333,333 shares of the Company’s common stock (the “Indemnity National Warrant”, and the shares issuable upon exercise of the Warrant, the “Indemnity National Warrant Shares”) at a price of $0.60 per share. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Indemnity National Shares and Indemnity National Warrant is approximately $1,950,000.

Also on May 10, 2022, the Company entered into a securities purchase agreement (the “Tower IV Agreement”) with Tower IV LLC (“Tower IV”) providing for the issuance and sale by the Company to Tower IV of (i) 6,666,667 shares of the Company’s common stock (the “Tower IV Shares”) at a price of $0.15 per share and (ii) warrants to purchase up to an additional 6,666,667 shares of the Company’s common stock (the “Tower IV Warrant”, and the shares issuable upon exercise of the Tower IV Warrant, the “Tower IV Warrant Shares”) at a price of $0.60 per share. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Tower IV Shares and the Tower IV Warrant is approximately $950,000.

The Indemnity National Warrant and the Tower IV Warrant are immediately exercisable and expire on the five-year anniversary of the date of issuance, which is May 10, 2027. The exercise prices of the Indemnity National Warrant and the Tower IV Warrant are subject to adjustment for stock dividends and splits, and pro rata distributions to the Company’s common stockholders. If Indemnity National and Tower IV exercise the Indemnity National Warrant and the Tower IV Warrant, respectively, within five years, the Company would receive additional aggregate net proceeds of approximately $12,000,000.

The Indemnity National Agreement and the Tower IV Agreement contain the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the Indemnity National Shares, the Tower IV Shares, the Indemnity National Warrant Shares and the Tower IV Warrant Shares within a reasonable time following the closing. The transactions represented by the Indemnity National Agreement and the Tower IV Agreement closed on May 10, 2022.

The sale of the Indemnity National Shares, the Tower IV Shares, the Indemnity National Warrant Shares and the Tower IV Warrant Shares was made in a private placement transaction, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws, as a sale to “accredited investors” as defined in Rule 501(a) of the Securities Act.

The foregoing description of the Indemnity National Agreement and the Tower IV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnity National Agreement and the Tower IV Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Tower IV is considered an affiliate of the Company because Mr. Joseph E. LoConti controls Tower IV and Mr. LoConti owns or controls more than 10% of the outstanding common shares of the Company. Indemnity National is not related to Mr. LoConti.

Share Purchase Agreement

On May 11, 2022, the Company entered into a Share Purchase Agreement by and among the Company, Daedalus Ecosciences, Inc., a wholly-owned subsidiary of the Company (“Daedalus Ecosciences”), Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental Resources”), Range Natural Resources, Inc., a West Virginia corporation (“Range Natural Resources”), Mr. Jeremy Starks and Mr. Joshua Justice (the “Share Purchase Agreement”), attached hereto as Exhibit 10.3, under which the Company would issue a total of 10,000,000 shares of the Company’s common stock to Mr. Starks and Mr. Justice and Daedalus Ecosciences would pay cash consideration in an amount equal to $1,000,000 to Mr. Starks and Mr. Justice for 80% of the outstanding common stock of each of Range Environmental Resources and Range Natural Resources.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement attached hereto as Exhibit 10.3.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.02 in its entirety.

Pursuant to the Share Purchase Agreement, the Company, through its wholly-owned subsidiary, Daedalus Ecosciences, became the majority holder of the outstanding common stock of Range Environmental Resources and Range Natural Resources. Range Environmental Resources is engaged in the environmental services business and primarily focuses on the reclamation of former coal mines and the remediation of non-compliant streams and waterways. Range Natural Resources is a recently-formed entity that will extract natural resources incidental to the reclamation and remediation services provided by Range Environmental Resources.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 in its entirety.

Pursuant to the Indemnity National Agreement and the Tower IV Agreement, the Company issued an aggregate of 13,333,333 shares and 6,666,666 shares of the Company’s common stock to Indemnity National and Tower IV, respectively, on May 10, 2022. The sale of the Indemnity National Shares and the Tower IV Shares were exempt from the registration requirements of the Securities Act as transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Indemnity National and Tower IV in the Indemnity National Agreement and the Tower IV Agreement, respectively, including, but not limited to, that each of them is an “accredited investor” within the meaning of Rule 501 of Regulation D and had access to full and complete information about the Company and their respective investment.

Pursuant to the Share Purchase Agreement, the Company issued 5,000,000 unregistered shares of the Company’s common stock to each of Mr. Starks and Mr. Justice. The issuance of these shares was exempt from the registration requirements of the Securities Act as transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations of Mr. Starks and Mr. Justice that each of them is an “accredited investor” within the meaning of Rule 501 of Regulation D and had access to full and complete information about the Company and their respective investment.

Item 8.01 Other Events.

Press Release

On May 13, 2022, the Company issued a press release announcing the entry into the Indemnity National Agreement, the Tower IV Agreement and the Share Purchase Agreement described in Item 1.01 hereof.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 10, 2022, between the Company and Indemnity National Insurance Company
10.2	Securities Purchase Agreement dated May 10, 2022, between the Company and Tower IV, LLC
10.3	Share Purchase Agreement dated May 11, 2022, by and among Daedalus Ecosciences, the Company, Range Environmental Resources, Range Natural Resources, Jeremy Starks and Joshua Justice
99.1	Press Release dated May 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACHITE INNOVATIONS, INC.

Dated: May 13, 2022	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 10, 2022, between the Company and Indemnity National Insurance Company
10.2	Securities Purchase Agreement dated May 10, 2022, between the Company and Tower IV, LLC
10.3	Share Purchase Agreement dated May 11, 2022, by and among Daedalus Ecosciences, the Company, Range Environmental Resources, Range Natural Resources, Jeremy Starks and Joshua Justice
99.1	Press Release dated May 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)